SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 11, 2000


                                TREND-LINES, INC.
                     ......................................
             (Exact name of registrant as specified in its charter)


Massachusetts               0-24390                    04-2722797
(State or other                                        (I.R.S. Employer
jurisdiction of             (Commission file number)   Identification Number)
incorporation or
organization)



            135 American Legion Highway, Revere, Massachusetts 02151
      ...................................................................
               (Address of principal executive office) (Zip Code)



      (Registrant's telephone number, including area code): (617) 853-0900

                             TREND-LINES, INC. (8-K)

                                      Index

Item 3 -    Bankruptcy or Receivership

Exhibit 1 - Press Release dated August 11, 2000

Item 3 - Bankruptcy or Receivership

     On August 11, 2000, Trend-Lines, Inc. (the "Registrant") and its wholly-owned subsidiary, Post Tool, Inc., each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Massachusetts. The Registrant will continue to operate its businesses as a debtor-in-possession while it takes steps to negotiate the sale of its "Golf Day" stores.

     See attached press release, which is hereby incorporated by reference, for further details.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TREND-LINES, INC.

                                    Registrant

Date:  August 11, 2000              By:   /s/ Stanley Black
                                          --------------------------
                                          Stanley Black
                                          (Chief Executive Officer)

                            EXHIBIT 1 - PRESS RELEASE

Stanley Black, CEO of Trend-Lines, Inc. and its wholly-owned subsidiary, Post-Tool, Inc., specialty retailers of power tools, hand tools and golf equipment and supplies, announced today that the companies have filed for Chapter 11 Bankruptcy protection.

Mr. Black stated "While we are disappointed in having to take this step, it will allow us to reorganize our business and create an opportunity to return to profitability. We are confident that the vendor community will work with the companies to effectuate a successful turnaround and that our management team and our associates are committed to this task."

Trend-Lines, Inc. announced in June that it was planning to divest itself of its retail golf business in order to concentrate on its much larger and more profitable tool business. It is currently negotiating with one or more parties with respect to the sale its "Golf Day" stores and expects to conclude such a transaction by early September.

Safe Harbor: Certain statements contained in this press releases including, but not limited to, information regarding the future plans and objectives of the companies and their management, and the assumptions regarding such plans and objectives, are forward-looking in nature. Additional information concerning important factors that could cause actual results to differ from the forward-looking information contained in this release is included in the quarterly and annual reports filed publicly by the companies.